UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

American Building Control, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 Waters Ridge Drive
Lewisville, Texas 75057
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 353-6458

Not applicable

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE AND

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On March 9, 2004, American Building Control, Inc. (“American Building Control”) issued a Press Release (the “Press Release”) relating to a redirection of its strategic focus to concentrate on providing centralized integrated security solutions for corporate, government and institutional markets; the planned divestiture of its retail consumer products division and industrial distribution business and the possible sale of its Mobile Video Division; and the preliminary financial results for the quarter and year ended December 31, 2003. The foregoing is qualified by reference to the Press Release which is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

     The information in the Press Release under the caption “Preliminary 2003 Results” is furnished under Item 12; all other information in the Press Release is furnished under Item 9.

     The information furnished in this report, including the exhibit, shall not be deemed to be incorporated by reference into any of American Building Control’s filings with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BUILDING CONTROL, INC.
By:	/s/ Richard A. Larsen
Richard A. Larsen,
Vice President and General Counsel

Date: March 9, 2004

INDEX TO EXHIBITS

Item
Number	Exhibit
99.1	Press Release dated March 9, 2004 relating to a redirection of its strategic focus to concentrate on providing centralized integrated security solutions for corporate, government and institutional markets; the planned divestiture of its retail consumer products division and industrial distribution business and the possible sale of its Mobile Video Division; and the preliminary financial results for the quarter and year ended December 31, 2003.